EXHIBIT L-1

            MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES
                           SORTED BY ELECTRIC REVENUES

                                                            1998
                                                          ELECTRIC
                                                          REVENUES      SHARE OF
RANK    COMPANY NAME                                      ($000s)        TOTAL
----    ------------                                      --------      --------

 1      AEP and C&SW Combined (Pro Forma)               $10,044,103       4.88%
 2      Southern Company                                 $9,762,569       4.75%
 3      PG&E Corporation                                 $8,924,000       4.34%
 4      Edison International                             $8,847,000       4.30%
 5      Unicorn Corporation                              $7,151,253       3.48%
 6      Texas Utilities Company                          $6,556,103       3.19%
 7      FPL Group, inc.                                  $6,365,829       3.09%
 8      Entergy Corporation                              $6,136,322       2.98%
 9      Consolidated Edison, Inc.                        $5,674,446       2.76%
 10     XCEL ENERGY (PRO FORMA)                          $5,338,679       2.59%
 11     FirstEnergy Corp.                                $5,263,756       2.56%
 12     PECO Energy Company                              $4,810,840       2.34%
 13     CINergy Corp.                                    $4,747,235       2.31%
 14     Duke Energy Corporation                          $4,586,000       2.23%
 15     Reliant Energy, Incorporated                     $4,350,275       2.11%
 16     Dominion Resources, Inc.                         $4,284,600       2.08%
 17     Northeast Utilities                              $4,257,069       2.07%
 18     Public Service Enterprise Group Inc              $4,031,000       1.96%
 19     GPU, Inc.                                        $4,028,339       1.96%
 20     DTE Energy Company                               $3,860,517       1.88%
 21     Niagara Mohawk Holdings, Inc.                    $3,390,501       1.65%
 22     Carolina Power &Light Company                    $3,130,045       1.52%
 23     Ameren Corporation                               $3,094,211       1.50%
 24     CMS Energy Corporation                           $2,883,000       1.40%
 25     NEW CENTURY ENERGIES, INC.                       $2,697,486       1.31%
 26     Florida Progress Corporation                     $2,648,200       1.29%
 27     NORTHERN STATES POWER COMPANY                    $2,641,193       1.28%
 28     Allegheny Energy, Inc.                           $2,576,436       1.25%
 29     MidAmerican Energy Hldgs-CalEnergy               $2,555,206       1.24%
 30     Energy East Corporation                          $2,499,418       1.21%
 31     PPL Corporation                                  $2,410,000       1.17%
 32     NSTAR                                            $2,341,823       1.14%
 33     Constellation Energy Group, Inc.                 $2,219,200       1.08%
 34     Conectiv                                         $2,203,748       1.07%
 35     Pinnacle West Capital Corporation                $2,006,398       0.98%
 36     Potomac Electric Power Company                   $1,886,100       0.92%
 37     Sempra Energy                                    $1,865,000       0.91%
 38     l1linova Corporation                             $1,781,400       0.87%
 39     Dynegy Inc.                                      $1,781,388       0.87%
 40     Wisconsin Energy Corporation                     $1,663,632       0.81%
 41     Western Resources, Inc.                          $1,612,959       0.78%
 42     Alliant Energy Corporation                       $1,567,442       0.76%
 43     New England Electric System                      $1,490,417       0.72%
 44     Puget Sound Energy, Inc.                         $1,475,208       0.72%
 45     LG&E Energy Corp.                                $1,438,824       0.70%
 46     NiSource Inc.                                    $1,429,986       0.70%

 47     TECO Energy, Inc.                                $1,327,814       0.65%
 48     OGE Energy Corp.                                 $1,312,078       0.64%
 49     KeySpan Corporation                              $1,293,998       0.63%
 50     SCANA Corporation                                $1,220,000       0.59%
 51     DQE                                              $1,126,789       0.55%
 52     DPL Inc.                                         $1,070,700       0.52%
 53     Hawaiian Electric Industries, Inc.               $1,016,283       0.49%
 54     Kansas City Power &Light Company                   $938,941       0.46%
 55     CMP Group, Inc.                                    $938,739       0.46%
 56     Sierra Pacific Resources                           $873,682       0.42%
 57     Avista Corporation                                 $856,074       0.42%
 58     Public Service Company -New Mexico                 $835,204       0.41%
 59     IPALCO Enterprises, Inc.                           $785,835       0.38%
 60     Eastern Utilities Associates                       $773,943       0.38%
 61     RGS Energy Group, Inc.                             $687,970       0.33%
 62     United Illuminating Company                        $686,191       0.33%
 63     UniSource Energy Corporation                       $625,407       0.30%
 64     UtiliCorp United Inc.                              $616,526       0.30%
 65     El Paso Electric Company                           $602,221       0.29%
 66     TNP Enterprises, Inc.                              $586,445       0.29%
 67     Minnesota Power, Inc.                              $559,900       0.27%
 68     Montana Power Company                              $547,164       0.27%
 69     WPS Resources Corporation                          $543,260       0.26%
 70     Cleco Corporation                                  $515,175       0.25%
 71     IDACORP, Inc.                                      $514,856       0.25%
 72     CH Energy Group, Inc.                              $418,507       0.20%
 73     CILCORP Inc.                                       $360,009       0.17%
 74     SIGCORP, Inc.                                      $297,865       0.14%
 75     Central Vermont Public Service Corp                $297,662       0.14%
 76     Empire District Electric Co.                       $238,801       0.12%
 77     Otter Tail Power Company                           $227,477       0.11%
 78     MDU Resources Group, Inc.                          $211,453       0.10%
 79     Bangor Hydro-Electric Company                      $195,144       0.09%
 80     Citizens Utilities Company                         $190,051       0.09%
 81     Green Mountain Power Corporation                   $184,304       0.09%
 82     Madison Gas and Electric Company                   $169,563       0.08%
 83     Unitil Corporation                                 $149,639       0.07%
 84     Black Hills Corporation                            $129,236       0.06%
 85     St. Joseph Light &Power Company                     $89,678       0.04%
 86     Northwestern Corporation                            $78,415       0.04%
 87     Maine Public Service Company                        $56,602       0.03%

 TOTAL I.O.U. ELECTRIC REVENUES                        $205,740,800     100.00%

Based on Study Prepared by Navigant Consulting, Inc.